SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 September 20, 2005
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                         Odyssey Marine Exploration, Inc.
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               Exact name of Registrant as Specified in its Charter


          Nevada                   1-31895                84-1018684
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                  5215 West Laurel Street, Tampa, Florida  33069
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           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
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               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 20, 2005, the Board of Directors of Odyssey Marine Exploration, Inc. ("Odyssey" or the "Company") approved the immediate vesting of unvested and "underwater" stock options to purchase 212,500 shares of common stock previously granted to employees and officers under Odyssey's 1997 Employee Stock Option Plan with exercise prices of $5.00 per share. Included in the options that were vested are options to purchase 50,000 shares held by Davis D. Howe, the Company's Chief Operating Officer and options to purchase 25,000 shares held by Michael J. Holmes, the Company's Chief Financial Officer. The exercise price of the options was not changed.

     The primary purpose of the accelerated vesting of these "out of the money" options is to reduce the Company's future reportable compensation expense upon the adoption of Statement of Financial Accounting Standards
(SFAS) No. 123(R), "Share Based Payment," effective for our fiscal year beginning January 1, 2006. The Company's Board of Directors believes that this action is in the best interest of the Company and its shareholders.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: September 26, 2005          By: /s/ Michael J. Holmes
                                       Michael J. Holmes, Chief Financial
                                       Officer